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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 (Registration No. 333-92481) of Blount, Inc. of our reports dated January 28, 1999, except as to Note 13 which is as of October 14, 1999, relating to the financial statements and financial statement schedules of Blount International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Summary Historical Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia
January 10, 2000